UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 3, 2004, NCR Corporation (the “Company”) issued a press release announcing the appointment of Peter Bocian as the Company’s Senior Vice President and Chief Financial Officer effective immediately.

Since October 2003, Mr. Bocian, age 49, has served as the Company’s Vice President of Finance and Interim Chief Financial Officer. Mr. Bocian served as the Chief Financial Officer of the Company’s Retail and Financial Group from January 2002 until October 2003. From 1999 to 2002, he was Chief Financial Officer and Vice President of the Retail Solutions Division. Mr. Bocian began his career with the Company in 1983 and has since held a number of positions of increasing responsibility in the areas of finance, general management and logistics.

Mr. Bocian was not a party to any transactions with the Company during the last fiscal year.

A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION
Date: September 7, 2004	By:	/s/ Mark V. Hurd
Mark V. Hurd
President and Chief Executive Officer

Index to Exhibit

Exhibit No.	Description
99.1	Press Release dated September 3, 2004.